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                                                                     EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                    GTX, INC.

         GTX, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         FIRST: The name of the Corporation is GTx, Inc.

         SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 4, 2003.

         THIRD: At a meeting of the Board of Directors of the Corporation a resolution was duly adopted pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, setting forth this Amended and Restated Certificate of Incorporation and declaring this Amended and Restated Certificate of Incorporation to be advisable. The stockholders of the Corporation duly approved and adopted this Amended and Restated Certificate of Incorporation by unanimous written consent in accordance with Section 228, 242 and 245 of the General Corporation Law of the State of Delaware.

         FOURTH: The Certificate of Incorporation of this Corporation is hereby amended and restated in its entirety to read as follows:

         1.       Name. The name of the Corporation is GTx, Inc.

         2. Authorized Shares. The Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock (the "Common Stock") and Preferred Stock (the "Preferred Stock"). The total number of shares of capital stock that the Corporation shall have authority to issue is eleven million nine hundred seventy-five thousand (11,975,000) shares, divided as follows: (a) ten million (10,000,000) shares of Common Stock, $.001 par value per share, and (b) one million nine hundred seventy-five thousand (1,975,000) shares of Preferred Stock, $.001 par value per share. The Preferred Stock shall be divided into series. The first series shall consist of two hundred thousand (200,000) shares which shall be designated as 8% Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"). The second series shall consist of one hundred forty thousand (140,000) shares which shall be designated as Series A-2 Convertible Preferred Stock (the "Series A-2 Preferred Stock"). The third series shall consist of two hundred seventy-seven thousand five hundred (277,500) shares which shall be designated as 8% Series B Cumulative Convertible Preferred Stock (the "Series B Preferred Stock"). The fourth series shall consist of one hundred fifty-seven thousand five hundred (157,500) shares which shall be designated as Series B-2 Convertible Preferred Stock (the "Series B-2 Preferred Stock"). The fifth series shall consist of four hundred fifty thousand (450,000) shares which shall be designated as 8% Series C Cumulative Convertible Preferred Stock (the "Series C Preferred Stock"). The sixth series shall consist of three hundred thousand (300,000) shares which shall be designated as 8% Series D Cumulative Convertible Preferred Stock (the "Series D Preferred Stock"). The seventh series shall consist of four hundred fifty thousand (450,000) shares which shall be designated as 8% Series E Cumulative Convertible Preferred Stock (the "Series E Preferred Stock").

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         3.       Registered Office and Agent. The registered office of the
Corporation in the State of Delaware is located at 2711 Centerville Road, Suite 400 in the City of Wilmington, County of New Castle, Delaware 19808. Prentice-Hall Corporation System, Inc. is the registered agent of the Corporation at such address.

         4. Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law ("DGCL").

         5.       Limitation of Liability; Indemnification.

                  5.1 Limitation of Liability. To the fullest extent that the law of the State of Delaware that exists on the date hereof, or as it may hereafter be amended, permits the limitation or elimination of the liability of its directors, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of the foregoing provisions of this Section 5 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation in office at the time of such repeal or modification.

                  5.2 Indemnification by the Corporation. The Corporation shall indemnify and advance expenses to any director, officer, employee or agent of the Corporation or any other person who is serving at the request of the Corporation in any such capacity with another corporation, partnership, joint venture, trust or other enterprise, for the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, including counsel fees actually incurred as a result of such action, suit or proceeding or any appeal thereof, and against all fines (including any excise tax assessed with respect to an employee benefit plan), judgments and amounts paid in settlement thereof, provided that such action, suit or proceeding be instituted by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation in any such capacity with another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the DGCL, as it exists on the date hereof or as it may hereafter be amended, and such indemnification may continue as to any person who has ceased to be a director, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person.

                  5.3 Nature of Indemnification. The rights to indemnification and advancement of expenses set forth in this Section 5 are intended to be greater than those which are otherwise provided for under the DGCL, are contractual between the Corporation and the person being indemnified, his heirs, executors and administrators, and are mandatory. The rights to indemnification and advancement of expenses set forth in this Section 5 are nonexclusive of other similar rights which may be granted by law, the Corporation's Bylaws, vote of the stockholders or disinterested directors or an agreement with the Corporation, which means of indemnification and advancement of expenses are hereby specifically authorized.

                  5.4 Effect of Repeal or Modification. Any repeal or modification of the provisions of this Section 5, either directly or by the adoption of an inconsistent provision of this Restated Certificate of Incorporation, shall not adversely affect any right or protection set forth

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herein existing in favor of a particular individual at the time of such repeal or modification. In addition, if an amendment to the DGCL limits or restricts in any way the indemnification rights permitted by law as of the date hereof, such amendment shall apply only to the extent mandated by law and only to activities of persons subject to indemnification under this Section 5 which occur subsequent to the effective date of such amendment.

         6.       Removal of Directors. Except as otherwise provided in Section
8.6.5 and Section 8.6.6 hereof, any or all of the directors of the Corporation may be removed, with or without cause, by a proper vote of the stockholders. The term "cause" shall include, but not be limited to, a director willfully being absent from any regular or special meeting for the purpose of obstructing or hindering the business of the Corporation.

         7.       Common Stock.

                  7.1 Voting Rights of Common Stock. Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, upon each question or matter submitted generally to the holders of the Common Stock of the Corporation.

                  7.2 Liquidation. Upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, and after payment to the holders of shares of Preferred Stock as provided below, the remaining assets and funds of the Corporation, if any, shall be distributed and paid over to the holders of Common Stock, pro rata according to their respective shares.

                  7.3 No Preemptive Rights. No holder of shares of Common Stock shall, as such holder, have any right to purchase or subscribe for any part of the unissued shares of the Corporation of any class or series, now or hereafter authorized, or of any bond, debenture, obligation or instrument which the Corporation may issue or sell that shall be convertible into or exchangeable for or entitle the holders thereof to purchase or subscribe for any shares of the Corporation of any class or series, now or hereafter authorized, other than such right, if any, as the Board of Directors of the Corporation in its discretion may determine.

         8.       Preferred Stock.

                  8.1      Definitions.

                           8.1.1    "Accrued PIK Dividend Shares" means, at any
given time, the unissued PIK Dividend Shares that represent the then accrued but unpaid dividends on the Designated Preferred Stock, as expressly contemplated in
Section 8.3 below.

                           8.1.2    "Approved Stock Option Plan" means (i) any
stock option plan of the Predecessor Corporation in existence before the Merger Effective Date, and (ii) any stock option plan which is approved by the Board of Directors and holders of a majority of the then outstanding shares of Designated Preferred Stock, voting together as a single class.

                           8.1.3    "Common Stock Deemed Outstanding" means, at
any given time, the total number of shares of Common Stock actually outstanding at such time, plus the total number of shares of Common Stock issuable on conversion of outstanding Convertible Securities

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and outstanding Options, plus the total number of shares of Common Stock that would be issuable on conversion of the Accrued PIK Dividend Shares if such shares were then issued and outstanding.

                           8.1.4    "Convertible Securities" means any evidence
of indebtedness, shares or other securities, directly or indirectly convertible into or exchangeable for shares of Common Stock.

                           8.1.5    "Designated Preferred Stock" means the
Series A Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series B-2 Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, whether collectively or individually as the context requires.

                           8.1.6    "Fair Value" means, with respect to any
share of Common Stock, the closing sales prices of the Common Stock on all securities exchanges or automated quotation systems on which such shares may at the time be listed or included, or, if there has been no sale on any such exchange or reported on such quotation system on any day, the average of the highest bid and lowest asked prices on all such exchanges or reported on such quotation systems at the end of such day, or, if on any day such share is not so listed or included in any such quotation system, the average of the highest bid or lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 business days consisting of the third business day immediately prior to the date as of which the Fair Value is being determined and the 20 consecutive business days prior to such date; provided, however, that if the Common Stock is not listed on any securities exchange or quoted in any such quotation system or over-the-counter market, then "Fair Value" means the fair value of a share of Common Stock as determined by the Board of Directors in good faith and approved by the holders of a majority of the then outstanding shares of each series of Designated Preferred Stock, each series voting as a separate class, or, if such approval is not obtained, Fair Value shall be determined by an independent investment bank of nationally recognized standing experienced in valuing securities, which investment bank shall be jointly selected by the Corporation and the holders of a majority of the then outstanding shares of each series of Designated Preferred Stock, each series voting as a separate class, valued on the basis of a sale of the Corporation as a whole (without consideration of any control premium) in an arms-length transaction between a willing buyer and the Corporation as a willing seller, neither acting under compulsion; and provided, further, that for purposes of Section 8.7.1(B) (Automatic Conversion), "Fair Value" means the offering price in the Qualified Public Offering. The determination of the independent investment bank (as contemplated in the preceding sentence) shall be final and binding upon all parties, and the Corporation shall pay the fees and expenses of such investment bank.

                           8.1.7    "Junior Securities" means the Common Stock
and any other Stock of the Corporation, except for the Designated Preferred Stock, that by the terms of the instrument creating and designating such Stock is stated to be junior to Designated Preferred Stock as to dividends or rights on liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

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                           8.1.8    "Liquidation Value" means (i) with respect
to the Series A Preferred Stock, $7.275 per share, (ii) with respect to the Series A-2 Preferred Stock, $7.275 per share, (iii) with respect to the Series B Preferred Stock, $18.018 per share, (iv) with respect to the Series B-2 Preferred Stock, $18.018 per share, (v) with respect to the Series C Preferred Stock, $57.658 per share, (vi) with respect to the Series D Preferred Stock, $66.762 per share, and (vii) with respect to the Series E Preferred Stock, $60.69 per share, subject in each case to appropriate adjustment for any stock combinations, stock splits, recapitalizations and other similar transactions.

                           8.1.9    "Material Event" means the occurrence of a
merger, consolidation, share exchange or similar transaction involving the Corporation or any of its Subsidiaries and one or more Persons (other than a merger of a Subsidiary with and into another Subsidiary or, if the Corporation is the surviving corporation, the Corporation, provided that the holders of shares of Designated Preferred Stock have received prior written notice thereof) or a disposition (by sale, assignment, conveyance, transfer, lease, exchange or otherwise), in one or more related transactions, of all or a substantial portion of the assets, business or revenue, or income generating operations of the Corporation and its Subsidiaries taken as a whole or any substantial change in the type of business conducted by the Company and its Subsidiaries taken as a whole.

                           8.1.10   "Merger" means the merger of the Predecessor
Corporation with and into the Corporation, whereupon the separate existence of the Predecessor Corporation ceased and the Corporation was the surviving corporation.

                           8.1.11   "Merger Effective Date" means the time and
date the Merger became effective.

                           8.1.12   "Options" means rights, options or warrants
to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

                           8.1.13   "Original Series A Date of Issuance" means
the original date of issuance of each share of the Predecessor Series A Preferred Stock.

                           8.1.14   "Original Series B Date of Issuance" means
the original date of issuance of each share of the Predecessor Series B Preferred Stock.

                           8.1.15   "Original Series C Date of Issuance" means
the original date of issuance of each share of the Predecessor Series C Preferred Stock.

                           8.1.16   "Original Series D Date of Issuance" means
the original date of issuance of each share of the Predecessor Series D Preferred Stock.

                           8.1.17   "Original Series E Date of Issuance" means
the original date of issuance of each share of the Predecessor Series E Preferred Stock.

                           8.1.18   "Person" means any individual, sole
proprietorship, partnership (including a limited partnership), joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, limited liability company, joint stock corporation, entity or government (whether federal, state, county, city, municipal or otherwise,

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including, without limitation, any instrumentality, division, agency, body or department thereof) or any other business entity.

                           8.1.19   "PIK Dividend Shares" means the shares of
Designated Preferred Stock issuable in payment of accrued dividends on outstanding shares of Designated Preferred Stock, as expressly contemplated in
Section 8.3 hereof. Notwithstanding any provision herein to the contrary, the PIK Dividend Shares shall have only such rights, privileges and priorities as are set forth in Section 8.4, Section 8.5, and Section 8.7 hereof.

                           8.1.20   "Predecessor Corporation" means GTx, Inc., a
corporation incorporated under the laws of the State of Tennessee.

                           8.1.21   "Predecessor Series A Liquidation Value"
means $7.275 per share of Predecessor Series A Preferred Stock.

                           8.1.22   "Predecessor Series A Preferred Stock" means
the Predecessor Corporation's 8% Series A Cumulative Convertible Preferred Stock, each issued and outstanding share of which converted into one share of the Series A Preferred Stock on the Merger Effective Date.

                           8.1.23   "Predecessor Series B Liquidation Value"
means $18.018 per share of Predecessor Series B Preferred Stock.

                           8.1.24   "Predecessor Series B Preferred Stock" means
the Predecessor Corporation's 8% Series B Cumulative Convertible Preferred Stock, each issued and outstanding share of which converted into one share of the Series B Preferred Stock on the Merger Effective Date.

                           8.1.25   "Predecessor Series C Liquidation Value"
means $57.658 per share of Predecessor Series C Preferred Stock.

                           8.1.26   "Predecessor Series C Preferred Stock" means
the Predecessor Corporation's 8% Series C Cumulative Convertible Preferred Stock, each issued and outstanding share of which converted into one share of the Series C Preferred Stock on the Merger Effective Date.

                           8.1.27   "Predecessor Series D Liquidation Value"
means $66.762 per share of Predecessor Series D Preferred Stock.

                           8.1.28   "Predecessor Series D Preferred Stock" means
the Predecessor Corporation's 8% Series D Cumulative Convertible Preferred Stock, each issued and outstanding share of which converted into one share of the Series D Preferred Stock on the Merger Effective Date.

                           8.1.29   "Predecessor Series E Liquidation Value"
means $60.69 per share of Predecessor Series E Preferred Stock.

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                           8.1.30   "Predecessor Series E Preferred Stock" means
the Predecessor Corporation's 8% Series E Cumulative Convertible Preferred
Stock, each issued and outstanding share of which converted into one share of the Series E Preferred Stock on the Merger Effective Date.

                           8.1.31   "Qualified Public Offering" means an
offering to the public, pursuant to Section 5 of the Securities Act of 1933, as amended, of registered shares of Common Stock or Convertible Securities, in which (i) the proceeds to the Corporation, net of underwriters' commissions and all other expenses of the offering (including, without limitation, accountants' and attorneys' fees, filing fees and other expenses of the offering), are not less than $25,000,000, and (ii) the price per share of Common Stock (or, if Convertible Securities are offered, the price per Common Stock equivalent) is not less than $115.316 (adjusted for stock splits, stock dividends and other similar changes to the Common Stock).

                           8.1.32   "Redemption Date" means, as to any share of
Designated Preferred Stock, the applicable date specified herein in the case of any redemption; provided, that no such date will be a Redemption Date unless the applicable Redemption Price is actually paid in cash, and if not so paid, the Redemption Date will be the date on which such Redemption Price is fully paid in cash.

                           8.1.33   "Redemption Price" means the redemption
price specified in Section 8.5.1 or Section 8.5.2, as applicable.

                           8.1.34   "Series AB Director" means the member of the
Board of Directors chosen or to be chosen by the holders of the Series A Preferred Stock and the Series B Preferred Stock as provided in Section 8.6.5 below.

                           8.1.35   "Series C Director" means the member of the
Board of Directors chosen or to be chosen by the holders of the Series C Preferred Stock as provided in Section 8.6.6 below.

                           8.1.36   "Stock" means all shares, options, warrants,
general or limited partnership interests, participations or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including, without limitation, common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), including, without limitation, any securities with profit participation features, and any rights, warrants, options or other securities convertible into or exercisable or exchangeable for any such shares, equity or profits interests, participations or other equivalents.

                           8.1.37 "Subsidiary" means, with respect to any
Person, (i) any company of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power for the election of directors, managers or trustees of such company (irrespective of whether, at the time, Stock of any other class or classes of such company shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially or controlled, directly or indirectly, by such Person and/or one or

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more Subsidiaries of such Person, or any combination thereof, or with respect to which any such Person has the right to vote or designate the vote of more than 50% of such Stock whether by proxy, agreement, operation of law or otherwise,
(ii) any partnership, limited liability company, association or other business entity, in which such Person and/or one or more Subsidiaries of such Person shall have more than 50% of the partnership or other similar ownership interests thereof (whether in the form of voting or participation in profits or capital contribution), and (iii) all other Persons from time to time included in the consolidated financial statements of such Person. For purposes hereof, a Person or Persons shall be deemed to have more than 50% ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated more than 50% of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

                  8.2 Rank. Each series of Designated Preferred Stock shall, with respect to dividend rights and rights upon liquidation, dissolution, winding up of the Corporation, whether voluntary or involuntary, rank (a) senior to all Junior Securities; (b) on a parity with each other series of Designated Preferred Stock (except that the PIK Dividend Shares shall have no dividend rights); (c) junior to all equity securities issued by the Corporation in accordance with Section 8.6.2(B) and/or Section 8.6.3.(B), as applicable, the terms of which specifically provide that such equity securities rank senior to such series of Designated Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary; and (d) junior to all existing and future indebtedness of the Corporation.

                  8.3      Dividends.

                           8.3.1    Series A Preferred Stock.

                           (A) From the Original Series A Date of Issuance until October 4, 2001, the holders of shares of the Predecessor Series A Preferred Stock were entitled to receive, when, as and if declared by the Board of Directors of the Predecessor Corporation out of funds of the Predecessor Corporation legally available for payment, cumulative cash dividends payable at the annual rate of 8% of the Predecessor Series A Liquidation Value for each share of the Predecessor Series A Preferred Stock ("Predecessor Series A Non-Compounded Dividends"). As of the Merger Effective Date, no such Predecessor Series A Non-Compounded Dividends had been paid. Such accrued but unpaid Predecessor Series A Non-Compounded Dividends, without compounding of interest thereon (either prior to or following the Merger Effective
         Date), shall become payable on the Series A Preferred Stock in the same manner and at the same time as dividends accruing on the Series A Preferred Stock after the Merger Effective Date become payable.

                           (B) From October 5, 2001 until the Merger Effective Date, dividends on the Predecessor Series A Preferred Stock accrued and were cumulative at the annual rate of 8% of the Predecessor Series A Liquidation Value and compounded annually (the "Predecessor Series A Compounded Dividends"). As of the Merger Effective Date, no such Predecessor Series A Compounded Dividends had been paid. Such accrued but

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         unpaid Predecessor Series A Compounded Dividends shall become payable with respect to the Series A Preferred Stock as provided below in paragraph (C) below.

                           (C) Dividends on the Series A Preferred Stock shall accrue and be cumulative from the Merger Effective Date at the annual rate of 8% of the Liquidation Value for the Series A Preferred Stock. Such accrued but unpaid dividends from the Merger Effective Date shall be added with the Predecessor Series A Compounded Dividends, the total of which shall thereafter compound annually and be payable only at such time as such shares of the Series A Preferred Stock are converted or redeemed (including in case of liquidation) as hereinafter provided. Dividends on the Series A Preferred Stock, including dividends accrued on the Predecessor Series A Preferred Stock prior to the Merger Effective Date, shall be payable, solely in shares of Series A-2 Preferred Stock, to holders of record as they appear on the stock records of the Corporation at the time of conversion or redemption, with the number of shares of Series A-2 Preferred Stock issued as dividends to be determined by dividing the amount of accrued but unpaid dividends by the Liquidation Value of the Series A Preferred Stock.

                           8.3.2    Series B Preferred Stock.

                           (A) From the Original Series B Date of Issuance until October 4, 2001, the holders of shares of the Predecessor Series B Preferred Stock were entitled to receive, when, as and if declared by the Board of Directors of the Predecessor Corporation out of funds of the Predecessor Corporation legally available for payment, cumulative cash dividends payable at the annual rate of 8% of the Predecessor Series B Liquidation Value for each share of the Predecessor Series B Preferred Stock ("Predecessor Series B Non-Compounded Dividends"). As of the Merger Effective Date, no such Predecessor Series B Non-Compounded Dividends had been paid. Such accrued but unpaid Predecessor Series B Non-Compounded Dividends, without compounding of interest thereon (either prior to or following the Merger Effective
         Date), shall become payable on the Series B Preferred Stock in the same manner and at the same time as dividends accruing on the Series B Preferred Stock after the Merger Effective Date become payable.

                           (B) From October 5, 2001 until the Merger Effective Date, dividends on the Predecessor Series B Preferred Stock accrued and were cumulative at the annual rate of 8% of the Predecessor Series B Liquidation Value and compounded annually (the "Predecessor Series B Compounded Dividends"). As of the Merger Effective Date, no such Predecessor Series B Compounded Dividends had been paid. Such accrued but unpaid Predecessor Series B Compounded Dividends shall become payable with respect to the Series B Preferred Stock as provided below in paragraph (C) below.

                           (C) Dividends on the Series B Preferred Stock shall accrue and be cumulative from the Merger Effective Date at the annual rate of 8% of the Liquidation Value for the Series B Preferred Stock. Such accrued but unpaid dividends from the Merger Effective Date shall be added with the Predecessor Series B Compounded

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         Dividends, the total of which shall thereafter compound annually and be payable only at such time as such shares of the Series B Preferred
         Stock are converted or redeemed (including in case of liquidation) as hereinafter provided. Dividends on the Series B Preferred Stock, including dividends accrued on the Predecessor Series B Preferred Stock prior to the Merger Effective Date, shall be payable, solely in shares of Series B-2 Preferred Stock, to holders of record as they appear on the stock records of the Corporation at the time of conversion or redemption, with the number of shares of Series B-2 Preferred Stock issued as dividends to be determined by dividing the amount of accrued but unpaid dividends by the Liquidation Value of the Series B Preferred Stock.

                           8.3.3    Series C Preferred Stock.

                           (A) From the Original Series C Date of Issuance until the Merger Effective Date, dividends on the Predecessor Series C Preferred Stock accrued and were cumulative at the annual rate of 8% of the Predecessor Series C Liquidation Value and compounded annually (the "Predecessor Series C Dividends"). As of the Merger Effective Date, no such Predecessor Series C Dividends had been paid. Such accrued but unpaid Predecessor Series C Dividends shall become payable with respect to the Series C Preferred Stock as provided in paragraph (B) below.

                           (B) Dividends on the Series C Preferred Stock shall accrue and be cumulative from the Merger Effective Date at the annual rate of 8% of the Liquidation Value for the Series C Preferred Stock. Such accrued but unpaid dividends from the Merger Effective Date shall be added with the Predecessor Series C Dividends, the total of which shall thereafter compound annually and be payable only at such time as such shares of the Series C Preferred Stock are converted or redeemed (including in case of liquidation) as hereinafter provided. Dividends on the Series C Preferred Stock, including the Predecessor Series C Dividends, shall be payable, solely in shares of Series C Preferred Stock, to holders of record as they appear on the stock records of the Corporation at the time of conversion or redemption, with the number of shares of Series C Preferred Stock issued as dividends to be determined by dividing the amount of accrued but unpaid dividends by the Liquidation Value of the Series C Preferred Stock.

                           8.3.4    Series D Preferred Stock.

                           (A) From the Original Series D Date of Issuance until the Merger Effective Date, dividends on the Predecessor Series D Preferred Stock accrued and were cumulative at the annual rate of 8% of the Predecessor Series D Liquidation Value and compounded annually (the "Predecessor Series D Dividends"). As of the Merger Effective Date, no such Predecessor Series D Dividends had been paid. Such accrued but unpaid Predecessor Series D Dividends shall become payable with respect to the Series D Preferred Stock as provided in paragraph (B) below.

                           (B) Dividends on the Series D Preferred Stock shall accrue and be cumulative from the Merger Effective Date at the annual rate of 8% of the Liquidation Value for the Series D Preferred Stock. Such accrued but unpaid dividends from the Merger Effective Date shall be added with the Predecessor Series D Dividends, the total of which shall thereafter compound annually and be payable only at such time as such shares of the Series D Preferred Stock are converted or redeemed (including in case of liquidation) as hereinafter provided. Dividends on the Series D Preferred Stock, including the Predecessor Series D Dividends, shall be payable, solely in shares of Series D Preferred Stock, to holders of record as they appear on the stock records of the Corporation at the time of conversion or redemption, with the number of shares of Series D Preferred Stock issued as dividends to be determined by dividing the amount of accrued but unpaid dividends by the Liquidation Value of the Series D Preferred Stock.

                           8.3.5    Series E Preferred Stock.

                           (A) From the Original Series E Date of Issuance until the Merger Effective Date, dividends on the Predecessor Series E Preferred Stock accrued and were cumulative at the annual rate of 8% of the Predecessor Series E Liquidation Value and compounded annually (the "Predecessor Series E Dividends"). As of the Merger Effective Date, no such Predecessor Series E Dividends had been paid. Such accrued but unpaid Predecessor Series E Dividends shall become payable with respect to the Series E Preferred Stock as provided in paragraph (B) below.

                           (B) Dividends on the Series E Preferred Stock shall accrue and be cumulative from the Merger Effective Date at the annual rate of 8% of the Liquidation Value for the Series E Preferred Stock. Such accrued but unpaid dividends from the Merger Effective Date shall be added with the Predecessor Series E Dividends, the total of which shall thereafter compound annually and be payable only at such time as such shares of the Series E Preferred Stock are converted or redeemed (including in case of liquidation) as hereinafter provided. Dividends on the Series E Preferred Stock, including the Predecessor Series E Dividends, shall be payable, solely in shares of Series E Preferred Stock, to holders of record as they appear on the stock records of the Corporation at the time of conversion or redemption, with the number of shares of Series E Preferred Stock issued as dividends to be determined by dividing the amount of accrued but unpaid dividends by the Liquidation Value of the Series E Preferred Stock.

                           8.3.6    PIK Dividend Shares. Notwithstanding any
provision herein to the contrary, the PIK Dividend Shares, when issued, shall not accrue dividends under any circumstances.

                           8.3.7    Basis for Accrual. Dividends accruing on any
Designated Preferred Stock for any period greater or less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

                           8.3.8    Restriction on Payment. No dividends on
shares of any Designated Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law; provided, however, that the terms of any agreements which contain a prohibition on payments of dividends on any series of Designated Preferred Stock shall have been consented to by the holders of a majority of the then outstanding shares of such series.

                  8.4 Liquidation. Upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of outstanding shares of each series of Designated Preferred Stock shall be entitled to be paid out of the funds legally available therefor for distribution to shareholders, before any distribution or payment is made upon any of the Junior Securities, an amount in cash equal to (a) the aggregate Liquidation Value of all shares of such series of Designated Preferred Stock then outstanding plus (b) the aggregate Liquidation Value of the PIK Dividend Shares thereon, and the holders of outstanding shares of such Designated Preferred Stock will not be entitled to any further payment (whether on such outstanding shares of Designated Preferred Stock or such PIK Dividend Shares). No such payment shall be made if payment with respect to the other series of Designated Preferred Stock is not being made simultaneously, except with respect to any holder of shares of Designated Preferred Stock who is not exercising its Liquidation Option (as defined below). If upon any such dissolution, liquidation or winding up of the Corporation, the Corporation's assets to be distributed among the holders of Designated Preferred Stock are insufficient to permit payment to such holders of the aggregate amounts to which they are entitled to be paid, then the entire assets to be distributed shall be distributed ratably among such holders based upon the aggregate Liquidation Value of the shares held by each such holder (plus the aggregate Liquidation Value of the PIK Dividend Shares). Immediately prior to the time of any dissolution, liquidation or winding up of the Corporation, to the extent permitted by applicable law, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Designated Preferred Stock in the form of the PIK Dividend Shares. The Corporation will mail written notice of such dissolution, liquidation or winding up not less than 10 days prior to the payment date stated therein to each record holder of Designated Preferred Stock. A sale of all or substantially all of its assets by the Corporation or a merger, consolidation or reorganization of the Corporation (other than one in which the holders of the shares of Stock of the Corporation immediately prior to such transaction will own more than a majority of the outstanding voting Stock of the Corporation or its successor entity after the transaction) shall, at the option ("Liquidation Option") of holders of a majority of the then outstanding shares of any one or more series of Designated Preferred Stock, be deemed a liquidation. The conversion of the Designated Preferred Stock into shares of Common Stock of the Corporation shall be permitted for a period of fifteen (15) days following written notice by the Corporation to the record holder of shares of Designated Preferred Stock of any such proposed transaction following its approval by the shareholders of the Corporation.

                  8.5      Redemptions.

                           8.5.1    Mandatory Redemption. Shares of outstanding
Designated Preferred Stock shall be redeemed at the election of the respective holders thereof at any time on or after August 31, 2006. The redemption price per share shall equal the greater of (i) the applicable Liquidation Value thereof, or (ii) the Fair Value thereof calculated as if such shares had been converted into Common Stock pursuant to Section 8.7 hereof. Any redemption of outstanding shares of Designated Preferred Stock shall automatically and simultaneously include the redemption of any PIK Dividend Shares thereon, at the redemption price per share set forth in the preceding sentence. Shares to be redeemed by the Corporation pursuant to this Section

8.5.1 shall be delivered by the holder thereof free and clear of all liens and encumbrances. The Corporation shall not have the right to require the redemption of the Designated Preferred Stock.

                           8.5.2    Redemption in Certain Circumstances. Upon
the occurrence of a Material Event and written notice from any one or more holders of outstanding shares of any Designated Preferred Stock, the Corporation shall repurchase from such holders all or the portion of the Designated Preferred Stock designated in such notices for an amount determined by multiplying (i) the number of shares of Common Stock into which the shares of Designated Preferred Stock to be repurchased are then convertible pursuant to
Section 8.7 hereof by (ii) the Fair Value of Common Stock as of the date of such notice. A redemption of any outstanding shares of Designated Preferred Stock shall automatically and simultaneously include the redemption of any PIK Dividend Shares thereon, at the redemption price per share set forth in the preceding sentence. Nothing herein shall preclude the conversion by any holder of any shares of Designated Preferred Stock at any time prior to such repurchase. Shares to be redeemed by the Corporation pursuant to this Section
8.5.2 shall be delivered by the holder thereof free and clear of all liens and encumbrances.

                           8.5.3    Redemption Price. For each share of
Designated Preferred Stock (including any PIK Dividend Share) which is to be redeemed, the Corporation will be obligated on the Redemption Date to pay to the holder thereof an amount in immediately available funds equal to the Redemption Price thereof; provided, however, that the Corporation shall not be obligated to pay the Redemption Price unless and until the holder surrenders the certificate representing such share of Designated Preferred Stock, other than any PIK Dividend Share, to the Corporation at the Corporation's principal office, free and clear of all liens and encumbrances. If the Corporation's funds which are legally available for redemption of shares of Designated Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares to be redeemed on such date, those funds which are legally available will be used to redeem shares of Designated Preferred Stock ratably among the holders of the shares tendered for redemption. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Designated Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed. Without limiting any rights of the holders of any shares of Designated Preferred Stock which are set forth in this Fifth Amended and Restated Charter or are otherwise available under law, the balance of the outstanding shares of Designated Preferred Stock which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed shall continue to have all of the powers, designations, preferences and relative participating, optional, and other special rights (including, without limitation, the rights to accrue dividends) which such shares had prior to such Redemption Date, until the aggregate Redemption Price of such shares of Designated Preferred Stock has been paid in full; provided, however, that dividends shall thereafter accrue on outstanding shares of Designated Preferred Stock which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed, at the annual rate of (a) 8% or (b) the prime rate plus 4%, whichever is greater (the "Default Rate"), based on the liquidation value of such shares. The "prime rate" referred to in the preceding sentence shall be the rate, denoted as such, published as the base rate on corporate loans at large U.S. money center commercial banks in the Wall Street Journal under "Money Rates" on the applicable date and, for purposes of adjustment thereafter, on the second Tuesday of each month.

                           8.5.4    Redemption Procedures.

                           (A) A holder ("Electing Holder") may elect to have his/her/its outstanding shares of Designated Preferred Stock redeemed by giving written notice thereof not less than 60 days prior to the date on which such redemption is to be made, by certified mail, return receipt requested, or by reputable overnight courier, to the Secretary of the Corporation at the Corporation's principal office (the "Notice of Redemption"). The Notice of Redemption shall set forth:

                                    (i)      the name and current address of the
                  Electing Holder;

                                    (ii)     if the Electing Holder is not the
                  holder of record of the shares of Designated Preferred Stock to be redeemed, the complete name of the holder of record as indicated on the certificate(s) evidencing the shares of Designated Preferred Stock to be redeemed, and a brief explanation of the Electing Holder's source of title to the shares of Designated Preferred Stock to be redeemed; and

                                    (iii)    the number of outstanding shares of
                  Designated Preferred Stock to be redeemed (the Notice of Redemption need not specify the number of PIK Dividend Shares that will be redeemed).

                           (B) Within three (3) business days following receipt of the Notice of Redemption, the Corporation shall mail a written notice (the "Redemption Acknowledgment") by certified mail, return receipt requested, or reputable overnight courier, to the Electing Holder at the address set forth in the Notice of Redemption, specifying the address to which the Electing Holder shall deliver certificates evidencing the outstanding shares of Designated Preferred Stock to be redeemed and indicating whether or not there are any defects or deficiencies in the Notice of Redemption (which defects and deficiencies, if any, if not so identified, shall be deemed waived). Further, the Corporation shall specify a Redemption Date which shall be no later than 60 days following the Notice of Redemption. Upon the Corporation's receipt, prior to the Redemption Date, of certificates evidencing the outstanding shares of Designated Preferred Stock to be redeemed, the Corporation shall promptly pay the amount due upon redemption to the Electing Holder on the Redemption Date. Upon such payment, the rights of the Electing Holder as a holder of the shares of Designated Preferred Stock so redeemed shall cease and be of no further force or effect.

                           (C) In case fewer than the total number of shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares will be issued to the holder thereof without cost to such holder within 3 business days after surrender of the certificate to the Corporation as provided above.

                           8.5.5    Dividends After Redemption Date; Rights of
Shareholder. No share of Designated Preferred Stock is entitled to any dividends accruing after the Redemption Date on which the Redemption Price of such share is paid in full. On such Redemption Date, all rights of the holder of such share of Designated Preferred Stock as a holder of such share will cease, and such share of Designated Preferred Stock will not be deemed to be outstanding.

                           8.5.6    Redeemed or Otherwise Acquired Shares. Any
shares of Designated Preferred Stock which are redeemed or otherwise acquired by the Corporation will be canceled and will not be reissued, sold or transferred.

                  8.6      Voting Rights.

                           8.6.1    General. The holders of Designated Preferred
Stock shall be entitled to vote on all matters submitted to a vote of holders of Common Stock of the Corporation as if such holders of Designated Preferred Stock held that number of shares of Common Stock into which such outstanding shares of Designated Preferred Stock are then convertible, including any Accrued PIK Dividend Shares. The holders of Designated Preferred Stock shall be entitled to receive all notices of regular and special meetings of stockholders at which corporate action is to be taken and to notice of corporate action to be taken by written consent, and to inspect and copy the Corporation's stock books, as if such holders were holders of Common Stock of the Corporation. At any meeting of stockholders of the Corporation, the number of shares of Common Stock into which the Designated Preferred Stock then outstanding is convertible, shall be counted for the purposes of determining whether a quorum is present. The PIK Dividend Shares shall have no voting rights except to the extent provided in the first sentence of this Section 8.6.1.

                           8.6.2    Corporate Action Requiring Affirmative Vote
of Holders of Series A Preferred Stock and Series B Preferred Stock. So long as any shares of the Series A Preferred Stock or the Series B Preferred Stock are outstanding, the Corporation shall not, without first obtaining the consent, given in person or by proxy, either in writing or at any meeting called for the purpose of obtaining the approval herein required, of the holders of at least a majority of the then outstanding shares of each of the Series A Preferred Stock and the Series B Preferred Stock:

                           (A) amend, alter, change, or repeal any of the express terms and provisions of the Series A Preferred Stock or the Series B Preferred Stock, in a manner which would adversely affect the rights or preferences of the Series A Preferred Stock or the Series B Preferred Stock, respectively, including any increase in the authorized number of shares of any such series;

                           (B) authorize, create or issue any shares of stock of any other class or series, or authorize an increase in the authorized amount of any class or series of shares, which shall rank in any respect on a parity with or senior to the Series A Preferred Stock or the Series B Preferred Stock, as the case may be, or authorize, create or issue any obligations, bonds, notes, debentures, stock or other securities by their terms convertible into shares of stock of any other class or series which rank in any respect on a parity with or senior to shares of the Series A Preferred Stock or the Series B Preferred Stock. as the case may be; or

                           (C) authorize any repurchase or redemption of Stock of the Corporation, except as provided in Section 8.5 or Section 8.6.4(G).

                           For the purpose of this Section 8.6.2, the holders of
shares of Series A Preferred Stock shall vote as one class, and each holder of Series A Preferred Stock shall be entitled to one vote for each share held; the holders of shares of Series B Preferred Stock shall vote as one class, and each holder of Series B Preferred Stock shall be entitled to one vote for each share held.

                           8.6.3    Corporate Action Requiring Affirmative Vote
of Holders of Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock. So long as any shares of Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock are outstanding, the Corporation shall not, without first obtaining the consent, given in person or by proxy, either in writing or at any meeting called for the purpose of obtaining the approval herein required, of the holders of at least a majority of the then outstanding shares of each of the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock:

                           (A) amend, alter, change, or repeal any of the express terms and provisions of the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock, as the case may be, in a manner which would adversely affect the rights or preferences of the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock, respectively, including any increase in the authorized number of shares of such series;

                           (B) authorize, create or issue any shares of stock of any other class or series, or authorize an increase in the authorized amount of any class or series of shares, which shall rank in any respect on a parity with or senior to the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock, as the case may be, or authorize, create or issue any obligations, bonds, notes, debentures, stock or other securities by their terms convertible into shares of stock of any other class or series which rank in any respect on a parity with or senior to shares of the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock, as the case may be; or

                           (C) authorize any repurchase or redemption of Stock of the Corporation, except as provided in Section 8.5 or Section 8.6.4(G), sell shares of Series C Preferred Stock in excess of 260,154 shares, or sell shares of Series D Preferred Stock in excess of 164,765 shares.

                           For the purpose of this Section 8.6.3, the holders of
Series C Preferred Stock shall vote as one class, and each holder of Series C Preferred Stock shall be entitled to one vote for each share held; the holders of Series D Preferred Stock shall vote as one class, and each holder of Series D Preferred Stock shall be entitled to one vote for each share held; the holders of Series E Preferred Stock shall vote as one class, and each holder of Series E Preferred Stock shall be entitled to one vote for each share held.

                           8.6.4    Corporate Action Requiring Affirmative Vote
of Holders of Designated Preferred Stock. So long as any shares of Designated Preferred Stock are outstanding, the Corporation shall not, without first obtaining the consent, given in person or by proxy, either in writing or at any meeting called for the purpose of obtaining the approval herein required, of the holders of an absolute majority of the then outstanding shares of Designated Preferred Stock, voting together as a single class, and with respect only to items (A), (B), (C), (E), (G), (H), (J), (N) and (V) below, of the holders of a majority of the outstanding shares of Series C Preferred Stock and Series D Preferred Stock, each voting as a separate class:

                           (A) amend or repeal any provision of the Corporation's Certificate of Incorporation or Bylaws;

                           (B) increase or decrease (other than, as to any decrease, pursuant to conversion, redemption or repurchase as authorized by the Corporation's Certificate of Incorporation) the number of authorized shares of any series of Preferred Stock;

                           (C)      reclassify any Preferred Stock;

                           (D)      issue any shares of Common Stock or
         Preferred Stock other than (i) pursuant to the conversion of Designated Preferred Stock, (ii) as contemplated in Section 8.3 hereof, or (iii) Common Stock issuable upon the exercise of Options pursuant to Approved Stock Option Plans;

                           (E) pay a dividend on or repurchase any shares of Common Stock, except pursuant to the liquidation, conversion or redemption provisions hereof with respect to the Designated Preferred Stock or as otherwise allowable pursuant to paragraph (G) below;

                           (F) pay or declare any dividend or make any distribution (either in cash or property) upon any Junior Securities (other than dividends payable solely in the securities in respect of which such dividends are paid);

                           (G) directly or through a Subsidiary redeem, retire, purchase or otherwise acquire any Junior Securities provided that upon approval of the Corporation's Board of Directors, the Corporation may redeem Options (or Common Stock previously issued upon exercise of Options) issued to a Corporation employee as long as the redemption price thereof during any fiscal year of the Corporation does not exceed $100,000 for such employee;

                           (H) except as set forth in subparagraph (G) above, pay into, set apart, or make available any moneys or property for the purchase or redemption of any Junior Securities;

                           (I) pay a dividend on or repurchase any shares of Preferred Stock, other than the Designated Preferred Stock in accordance with the terms hereof, without amendment hereafter;

                           (J) recapitalize, reorganize, liquidate, file for bankruptcy, sell material assets, or merge (except transactions in which the Corporation's shareholders own a majority of the securities of the surviving entity) or sell substantially all of the Corporation's assets where proceeds are less than 200% of the aggregate Liquidation

         Value and all accrued dividends (including required interest thereon) of the then outstanding Designated Preferred Stock;

                           (K) increase or decrease the size of the Board of Directors;

                           (L) adopt any new stock option plan or employee stock ownership plan;

                           (M) grant any stock options except Options issued under the 1999, 2000, 2001 and 2002 Stock Option Plans previously adopted by the Predecessor Corporation and assumed by the Corporation pursuant to the Merger;

                           (N) enter into any transaction with a related party;

                           (O)      enter into any bank or non-trade
         indebtedness for borrowed money or issue any debt securities;

                           (P) loan money (provided that the advancement of expenses as contemplated in Section 5 hereof (and other similar arrangements) is expressly not a loan of money);

                           (Q)      terminate officers;

                           (R) increase compensation of officer employees more than 10% in any year;

                           (S) make (i) any single capital expenditure (including through purchase, capital lease or otherwise) in excess of $200,000 or (ii) capital expenditures in any calendar year in excess of an aggregate of $1,000,000;

                           (T) approve any legal settlement in excess of $25,000;

                           (U)      alter the method of keeping the
         Corporation's books or accounting practices; or

                           (V) adopt a strategic or operating plan that changes the business of the Corporation.

                           In any voting as required by this Section 8.6.4, each
share of Designated Preferred Stock shall have the number of votes equal to the number of shares of Common Stock into which such shares of Designated Preferred Stock are then convertible.

                           8.6.5    Election of Series AB Director.
Notwithstanding any contrary or inconsistent provision of this Restated Certificate of Incorporation or the Bylaws of the Corporation:

                           (A) So long as any shares of Series A Preferred Stock or Series B Preferred Stock are outstanding, the Board of Directors of the Corporation shall include one director (the "Series AB Director") who is elected or appointed by the holders of a majority of the Series A Preferred Stock and the Series B Preferred Stock, voting as a single class, with each share of the Series A Preferred Stock and the Series B Preferred Stock having one vote. Any vacancy in the office of the Series AB Director shall be filled only by the holders of the Series A Preferred Stock and the Series B Preferred Stock. Except as herein provided, the authority, rights, privileges, duties and obligations of the Series AB Director shall be no different than any other director.

                           (B) The Series AB Director may not be removed by any stockholders other than by a majority vote (or majority written consent) of the holders of the Series A Preferred Stock and the Series B Preferred Stock, voting (or acting by written consent) as a single class, and such removal may be with or without cause.

                           (C) The term of the Series AB Director shall not expire until his/her successor has been elected and qualified.

                           8.6.6    Election of Series C Director.
Notwithstanding any contrary or inconsistent provision of this Restated Certificate of Incorporation or Bylaws of the Corporation:

                           (A) So long as any shares of Series C Preferred Stock are outstanding, the Board of Directors of the Corporation shall include one director (the "Series C Director") who is elected or appointed exclusively by the holders of a majority of the Series C Preferred Stock, with each share of Series C Preferred Stock having one vote. Any vacancy in the office of the Series C Director shall be filled only by the holders of the Series C Preferred Stock. Except as herein provided, the authority, rights, privileges, duties and obligations of the Series C Director shall be no different than any other director.

                           (B) The Series C Director may not be removed by any shareholders other than by a majority vote (or majority written consent) of the holders of the Series C Preferred Stock, voting (or acting by written consent) as a separate class, and such removal may be with or without cause.

                           (C) The term of the Series C Director shall not expire until his/her successor has been elected and qualified.

                  8.7      Conversion.

                           8.7.1    Optional Conversion; Automatic Conversion;
Procedures.

                           (A) Optional Right to Convert. A holder of any outstanding share or shares of Designated Preferred Stock shall have the right at any time, at such holder's option, to convert all or a portion of such shares into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) the applicable, aggregate Liquidation Value of the shares of such Designated Preferred Stock to be converted by (ii) the applicable Conversion Price (as hereinafter defined) then in effect for such Designated Preferred Stock. The conversion of any outstanding shares of Designated Preferred Stock shall automatically and simultaneously include the conversion of any PIK Dividend Shares thereon, as described in the preceding sentence.

                           (B) Automatic Conversion. All outstanding shares of Designated Preferred Stock, together with all PIK Dividend Shares thereon, shall be automatically converted into Common Stock upon the closing of a Qualified Public Offering. The number of shares of Common Stock into which the outstanding shares of Designated Preferred Stock (and all PIK Dividend Shares thereon) shall be converted shall be determined on the same basis as provided in the preceding paragraph. At the time of the closing of a Qualified Public Offering, the certificates which theretofore evidenced shares of the Designated Preferred Stock shall thereupon evidence only the right to receive the shares of Common Stock and such other property, money or other thing of value into which the Designated Preferred Stock (including the PIK Dividend Shares) is then convertible.

                           (C) Except as otherwise provided herein with respect to automatic conversion upon closing of a Qualified Public Offering, each conversion of shares of Designated Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the shares of Designated Preferred Stock to be converted (other than PIK Dividend Shares) have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the shares of Designated Preferred Stock converted (including the PIK Dividend Shares thereon) as a holder of Designated Preferred Stock shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                           (D) The conversion rights of any share of Designated Preferred Stock subject to redemption hereunder shall terminate on the Redemption Date for such share of Designated Preferred Stock unless the Corporation has failed to pay to the holder thereof the Redemption Price thereof.

                           (E) Notwithstanding any other provision hereof, if a conversion of shares of Designated Preferred Stock is to be made in connection with a Material Event, the conversion of any shares of Designated Preferred Stock may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

                           (F) As soon as possible after a conversion has been effected the Corporation shall deliver to the converting holder:

                                    (i)      a certificate or certificates
                  representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified; and

                                    (ii)     a certificate representing any
                  shares of Designated Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                           (G) The issuance of certificates for shares of Common Stock upon conversion of shares of Designated Preferred Stock shall be made without charge to the holders of such Designated Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of each share of Designated Preferred Stock, the Corporation shall take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, and free and clear of all taxes, liens, charges and encumbrances of the Corporation with respect to the issuance thereof.

                           (H) The Corporation shall not close its books against the transfer of any Designated Preferred Stock or Common Stock issued or issuable upon conversion of Designated Preferred Stock in any manner which interferes with the timely conversion of such Designated Preferred Stock. The Corporation shall assist and cooperate with any holder of shares of Designated Preferred Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares of Designated Preferred Stock hereunder (including, without limitation, making any filings required to be made by the Corporation).

                           (I) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of shares of the Designated Preferred Stock, such number of shares of Common Stock as are issuable upon the conversion of all outstanding Designated Preferred Stock (and all Accrued PIK Dividend Shares thereon). The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange or the Nasdaq National Market upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Designated Preferred Stock.

                           (J) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any Designated Preferred Stock. With respect to any fraction of a share of Common Stock called for upon any conversion, the Corporation shall pay to the holder an amount in cash equal to such fraction multiplied by the then Fair Value per share.

                           8.7.2    Conversion Price.

                           (A) The initial "Conversion Price" for (i) the Series A Preferred Stock shall be $7.275 per share, (ii) the Series A-2 Preferred Stock shall be $57.658 per share, (iii) the Series B Preferred Stock shall be $18.018 per share, (iv) the Series B-2 Preferred

         Stock shall be $57.658 per share, (v) the Series C Preferred Stock shall be $57.658 per share, (vi) the Series D Preferred Stock shall be $65.890 per share, and (vii) the Series E Preferred Stock shall be $60.69 per share. In order to prevent dilution of the conversion rights granted under this Section 8.7, the Conversion Price shall be subject to adjustment from time to time pursuant to this Section 8.7.2.

                           (B) If and whenever after the Merger Effective Date, the Corporation issues or sells, or in accordance with Section
         8.7.3 is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Fair Value per share immediately prior to the time of such issue or sale, then immediately upon such issue or sale, or deemed issue or sale, the Conversion Price shall be reduced to the Conversion Price determined by dividing (i) the sum of (a) the product derived by multiplying the Fair Value per share in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

                           (C) If and whenever on or after the Merger Effective Date, the Corporation issues or sells, or in accordance with
         Section 8.7.3 is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Conversion Price with respect to any series of the Designated Preferred Stock, then immediately upon such issue or sale, or deemed issue or sale, the Conversion Price for such series (but only such series) shall be reduced to the Conversion Price determined by multiplying the Conversion Price in effect immediately prior to such issuance or sale by a fraction:

                                    (i)      the numerator of which shall be (a)
                  the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (b) the number of shares of Common Stock which the consideration received by the Corporation for the total number of additional shares of Common Stock so issued would purchase at the Conversion Price in effect immediately prior to such issuance or sale, and

                                    (ii)     the denominator of which shall be
                  (a) the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale plus the total number of additional shares of Common Stock so issued.

                           (D)      In the event that both subsections (B) and
         (C) above shall apply to the sale or issuance or deemed sale or issuance by the Corporation, then the provisions resulting in the lower Conversion Price shall control.

                           8.7.3    Effect on Conversion Price of Certain
Events. For purposes of determining the adjusted Conversion Price under Section 8.7.2, the following shall be applicable:

                           (A) Issuance of Rights or Options. Except when pursuant to an Approved Stock Option Plan, if the Corporation in any manner grants or sells any

         Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the applicable Conversion Price or the Fair Value per share immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options. For purposes of this subsection, the "price per share for which Common Stock is issuable" shall be determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                           (B) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the applicable Conversion Price or the Fair Value per share immediately prior to the time of the issue or sale of such Convertible Securities, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities. For the purposes of this subsection, the "price per share for which Common Stock is issuable" shall be determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities. Notwithstanding the foregoing to the contrary, if any such issue or sale of such Convertible Securities is made upon exercise of any Options, the provisions of the preceding paragraph (A), and not this paragraph (B), will apply.

                           (C) Change in Option Price or Conversion Rate. If the exercise price of Options granted other than pursuant to an Approved Stock Option Plan, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the applicable Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed exercise price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of determining the adjusted Conversion Price of the Series A Preferred Stock, if the terms of any Option (other than any Option granted pursuant to an Approved Stock Option Plan) or Convertible Security which was outstanding as of the Original Series A Date of Issuance are changed in the manner described in the first sentence of this paragraph (C), then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Conversion Price hereunder to be increased. For purposes of determining the adjusted Conversion Price of the Series B Preferred Stock, if the terms of any Option (other than any Option granted pursuant to an Approved Stock Option Plan) or Convertible Security which was outstanding as of the Original Series B Date of Issuance are changed in the manner described in the first sentence of this paragraph (C), then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Conversion Price hereunder to be increased. For purposes of determining the adjusted Conversion Price of the Series C Preferred Stock, if the terms of any Option (other than any Option granted pursuant to an Approved Stock Option Plan) or Convertible Security which was outstanding as of the Original Series C Date of Issuance are changed in the manner described in the first sentence of this paragraph (C), then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Conversion Price hereunder to be increased. For purposes of determining the adjusted Conversion Price of the Series D Preferred Stock, if the terms of any Option (other than any Option granted pursuant to an Approved Stock Option Plan) or Convertible Security which was outstanding as of the Original Series D Date of Issuance are changed in the manner described in the first sentence of this paragraph (C), then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Conversion Price hereunder to be increased. For purposes of determining the adjusted Conversion Price of the Series E Preferred Stock, if the terms of any Option (other than any Option granted pursuant to an Approved Stock Option Plan) or Convertible Security which was outstanding as of the Original Series E Date of Issuance are changed in the manner described in the first sentence of this paragraph
         (C), then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Conversion Price hereunder to be increased.

                           (D) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option (other than any Option granted pursuant to an Approved Stock Option Plan) or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued. For purposes of this
         Section 8.7.3, the expiration or termination of any Option (other than any Option granted pursuant to an Approved Stock Option Plan) or Convertible Security which was outstanding as of the Original Series A Date of Issuance, the Original Series B Date of Issuance, the Original Series C Date of Issuance, the Original Series D Date of Issuance, or the Original Series E Date of Issuance, as applicable, shall not cause the Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the Original Series A Date of Issuance, the Original Series B Date of Issuance, the Original Series C Date of Issuance, the Original Series D Date of Issuance or the Original Series E Date of Issuance, as applicable.

                           (E) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be determined as of the date of receipt in the manner set forth in the definition of the term "Fair Value." If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving company, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of a majority of the then outstanding shares of each series of the Designated Preferred Stock, voting as separate classes. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the then outstanding shares of each series of the Designated Preferred Stock, voting as separate classes. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

                           (F) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, consideration shall be allocated to such Option by the Board of Directors of the Corporation on a reasonable basis.

                           (G) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

                           (H) Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them
         (i) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                           8.7.4    Subdivision or Combination of Common Stock.
Notwithstanding any provision of this Section 8.7 to the contrary, if the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more series of its outstanding shares of Common Stock into a greater number of shares, the applicable Conversion Price for each series of the Designated Preferred Stock in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more series of its outstanding shares of Common Stock into a smaller number of shares, the applicable Conversion Price for each series of the Designated Preferred Stock in effect immediately prior to such combination shall be proportionately increased.

                           8.7.5    Reorganization, Reclassification,
Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction, which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the then outstanding shares of each series of the Designated Preferred Stock, voting as separate classes with one vote per share) to insure that each holder of shares of Designated Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's shares of Designated Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted his/her/its Designated Preferred Stock immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the then outstanding shares of each series of the Designated Preferred Stock, voting as separate classes with one vote per share) to insure that the provisions of this Section
8.7 shall thereafter be applicable to the Designated Preferred Stock (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon conversion of Designated Preferred Stock, if the value so reflected is less than the Fair Value per share immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the then outstanding shares of each series of the Designated Preferred Stock, voting as separate classes with one vote per share), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

                           8.7.6    Certain Events. If any event occurs of the
type contemplated by the provisions of this Section 8.7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors shall make an appropriate adjustment in the applicable Conversion Price so as to protect the rights of the holders of Designated Preferred Stock; provided that no adjustment shall be made in connection with any stock appreciation rights or phantom stock rights granted to employees pursuant to employee benefit plans approved by the Corporation's Board of Directors; and provided further that no such adjustment shall increase the applicable Conversion Price as otherwise determined pursuant to this Section
8.7 or decrease the number of shares of Common Stock issuable upon conversion of each share of Designated Preferred Stock.

                           8.7.7    Notices. Upon reasonable written request
from a holder of shares of any series of Designated Preferred Stock, the Corporation shall give written notice to all holders of such series, setting forth in reasonable detail and certifying the calculation of any adjustment of the applicable Conversion Price for such series of Designated Preferred Stock.

                  8.8 Registration of Transfer. The Corporation will keep at its principal office a register for the registration of shares of Preferred Stock. Upon the surrender of any certificate representing shares of Preferred Stock at such place, the Corporation will, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate will be registered in the name of such transferee and will represent such number of shares as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate, and dividends will accrue on the shares of Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such shares of Preferred Stock represented by the surrendered certificate.

                  8.9 Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Preferred Stock of such series represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends will accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

                  8.10 Amendment and Waiver. Subject to the additional provisions of Sections 8.6.2, 8.6.3 and 8.6.4 hereof, no amendment, modification or waiver will be binding or effective with respect to any of the provisions of this Amended and Restated Certificate of Incorporation stating the number, designation, relative rights, preferences and limitations of any series of the Preferred Stock, without the prior written consent of the holders of a majority of the shares of such series then outstanding.

                  8.11 Notices. Except as otherwise expressly provided herein, all notices referred to herein will be in writing and will be delivered by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given four business days after being deposited in the mail (A) to the Corporation, at its principal executive offices and (B) to any shareholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated in writing by any such holder).

         IN WITNESS WHEREOF, GTx, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed on its behalf by the undersigned officers, thereunto duly authorized, this 26th day of November, 2003.

                                          GTx, Inc.

                                          By:/s/ Henry P. Doggrell
                                             --------------------------------
                                             Henry P. Doggrell
                                             Secretary

                            CERTIFICATE OF AMENDMENT
                       TO THE CERTIFICATE OF INCORPORATION

                                       OF

                                    GTx, INC.

         GTx, Inc. (hereinafter called the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

         1. The name of the Corporation is GTx, Inc.

         2. The certificate of incorporation of the Corporation is hereby amended by striking out Section 2 thereof and by substituting in lieu of said
Section 2 the following new Section 2:

                  "2.      Authorized Shares. The Corporation is authorized to
         issue two classes of stock to be designated, respectively, Common Stock (the "Common Stock") and Preferred Stock (the "Preferred Stock"). The total number of shares of capital stock that the Corporation shall have authority to issue is twenty six million nine hundred seventy-five thousand (26,975,000) shares, divided as follows: (a) twenty-five million (25,000,000) shares of Common Stock, $.001 par value per share, and (b) one million nine hundred seventy-five thousand (1,975,000) shares of Preferred Stock, $.001 par value per share. The Preferred Stock shall be divided into series. The first series shall consist of two hundred thousand (200,000) shares which shall be designated as 8% Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"). The second series shall consist of one hundred forty thousand (140,000) shares, which shall be designated as Series A-2 Convertible Preferred Stock (the "Series A-2 Preferred Stock"). The third series shall consist of two hundred seventy-seven thousand five hundred (277,500) shares which shall be designated as 8% Series B Cumulative Convertible Preferred Stock (the "Series B Preferred Stock"). The fourth series shall consist of one hundred fifty-seven thousand five hundred (157,500) shares which shall be designated as Series B-2 Convertible Preferred Stock (the "Series B-2 Preferred Stock"). The fifth series shall consist of four hundred fifty thousand (450,000) shares which shall be designated as 8% Series C Cumulative Convertible Preferred Stock (the "Series C Preferred Stock"). The sixth series shall consist of three hundred thousand (300,000) shares which shall be designated as 8% Series D Cumulative Convertible Preferred Stock (the "Series D Preferred Stock"). The seventh series shall consist of four hundred fifty thousand (450,000) shares which shall be designated as 8% Series E Cumulative Convertible Preferred Stock (the "Series E Preferred Stock")."

         3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Executed on this 13th day of January, 2004.

                                               /s/ Henry P. Doggrell
                                               _________________________________
                                               Henry P. Doggrell
                                               Secretary

                            CERTIFICATE OF AMENDMENT
                       TO THE CERTIFICATE OF INCORPORATION

                                       OF

                                    GTx, INC.

        GTx, Inc. (hereinafter called the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

        1. The name of the Corporation is GTx, Inc.

        2. The certificate of incorporation of the Corporation is hereby amended by deleting Section 8.1.31 thereof and by substituting in lieu of said Section
8.1.31 the following new Section 8.1.31:

           "8.1.31. "Qualified Public Offering" means an offering to the public, pursuant to Section 5 of the Securities Act of 1933, as amended, of registered shares of Common Stock or Convertible Securities, in which the proceeds to the Corporation, net of underwriters' commissions and all other expenses of the offering (including, without limitation, accountants' and attorneys' fees, filing fees and other expenses of the offering), are not less than $25,000,000.

        3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Executed on this 19th day of January, 2004.

                                               /s/ Henry P. Doggrell
                                               _________________________________
                                               Henry P. Doggrell
                                               Secretary

                            CERTIFICATE OF CORRECTION
                  TO THE RESTATED CERTIFICATE OF INCORPORATION
                                  OF GTX, INC.

      GTx, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, acting pursuant to Section 103(f) of the General Corporation Law of the State of Delaware, does hereby certify:

1.    The name of the corporation is GTx, Inc.

2. That a Restated Certificate of Incorporation of GTx, Inc. (the "Restated Certificate")was filed with the Secretary of State of the State of Delaware on December 1, 2003 and that said Restated Certificate requires correction as permitted by Section 103(f) of the General Corporation Law of the State of Delaware.

3. The inaccuracy or defect of said Restated Certificate to be corrected is as follows:

            Sections 8.1.8, 8.1.29 and 8.7.2(A) of Article Fourth incorrectly identified the Liquidation Value of the Series E Preferred Stock, the Predecessor Series E Liquidation Value, and the Conversion Price of the Series E Preferred Stock (as such terms are defined in the Restated Certificate) as $60.69 per share rather than $60.692 per share.

4. (a) Set forth below in its entirety Section 8.1.8 of Article Fourth of the Restated Certificate in corrected form:

            8.1.8 "Liquidation Value" means (i) with respect to the Series A Preferred Stock, $7.275 per share, (ii) with respect to the Series A-2 Preferred Stock, $7.275 per share, (iii) with respect to the Series B Preferred Stock, $18.018 per share, (iv) with respect to the Series B-2 Preferred Stock, $18.018 per share, (v) with respect to the Series C Preferred Stock, $57.658 per share, (vi) with respect to the Series D Preferred Stock, $66.762 per share, and
            (vii) with respect to the Series E Preferred Stock, $60.692 per share, subject in each case to appropriate adjustment for any stock combinations, stock splits, recapitalizations and other similar transactions.

      (b) Set forth below in its entirety Section 8.1.29 of Article Fourth of the Restated Certificate in corrected form:

            8.1.29 "Predecessor Series E Liquidation Value" means $60.692 per share of Predecessor Series E Preferred Stock.

      (c) Set forth below in its entirety Section 8.7.2(A) of Article Fourth of the Restated Certificate in corrected form:

            (A) The initial "Conversion Price" for (i) the Series A Preferred Stock shall be $7.275 per share, (ii) the Series A-2 Preferred Stock shall be $57.658 per share, (iii) the Series B Preferred Stock shall be $18.018 per share, (iv) the Series B-2 Preferred Stock shall be $57.658 per share, (v) the Series C Preferred Stock shall be $57.658 per share, (vi) the Series D Preferred Stock shall be $65.890 per share, and (vii) the Series E Preferred Stock shall be $60.692 per share. In order to prevent dilution of the conversion rights granted under this Section 8.7, the Conversion Price shall be subject to adjustment from time to time pursuant to this Section 8.7.2.

      IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Mark E. Mosteller, its Chief Financial Officer, this 27th day of January, 2004.



                                         By:      /s/ Mark E. Mosteller
                                             ----------------------------
                                         Name:    Mark E. Mosteller
                                         Title:   Chief Financial Officer




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